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                                                                     EXHIBIT 4.3


                            CERTIFICATE OF AMENDMENT
                            ------------------------

          Pursuant to Section 27 of the Rights Agreement between Sun Company, Inc. (the "Company") and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"), dated as of February 1, 1996, and last amended as of July 3, 1997 (the "Rights Agreement"), Sunoco, Inc., the successor by name change to the Company HEREBY CERTIFIES THAT:

          the Second Amendment to the Rights Agreement, attached hereto, is in compliance with the terms of said Section 27 of the Rights Agreement, as amended.


     Dated as of February 3, 2000.



                                         SUNOCO, INC.

                                         By:  /s/ THOMAS W. HOFMANN
                                              -----------------------
                                              Thomas W. Hofmann
                                              Vice President and
                                              Chief Financial Officer